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                                                                  Exhibit 4-d-2

                          SECOND SUPPLEMENTAL INDENTURE


               Second Supplemental Indenture, dated as of July 7, 2000 ("Second Supplemental Indenture"), between ARVINMERITOR, INC., an Indiana corporation (hereinafter called the "Company"), having its principal executive office at 2135 West Maple Road, Troy, Michigan 48084-7186, and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee"), under the Indenture dated as of January 28, 1997 between Arvin Industries, Inc., an Indiana corporation ("Arvin") and the Trustee, as trustee, as supplemented by the First Supplemental Indenture, dated as of January 28, 1997, between Arvin and the Trustee, as trustee (together, the "Indenture").

                              W I T N E S S E T H:

               WHEREAS, Arvin executed and delivered the Indenture to the Trustee to provide for the issuance of Arvin's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by Arvin under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

               WHEREAS, pursuant to the terms of the Indenture, Arvin provided for the establishment of a new series of its Debt Securities to be known as its 9.50% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof were set forth as provided in the Indenture;

               WHEREAS, Arvin Capital I, a Delaware statutory business trust (the "Trust"), holds all $103,100,000 aggregate principal amount of the Debentures outstanding;

               WHEREAS, on April 6, 2000, Arvin, Meritor Automotive, Inc., a Delaware corporation ("Meritor"), and the Company executed an agreement and plan of reorganization (the "Merger Agreement") under which Meritor is being merged with and into the Company, to be immediately followed by the merger of Arvin with and into the Company, with the Company as the surviving corporation;

               WHEREAS, immediately following the merger of Arvin with and into the Company, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing;

               WHEREAS, Section 9.1(b) of the Indenture authorizes the Company and the Trustee (without the consent of any Holders of Debt Securities issued under the Indenture) to enter into a supplemental indenture for the purpose of evidencing the succession of another corporation to Arvin, and the assumption by such successor of the covenants and obligations of Arvin in the Indenture; and

               WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been met, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.


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        NOW THEREFORE, the Company covenants and agrees with the Trustee as follows:

1. The Company hereby expressly assumes the due and punctual payment of the principal of (premium, if any) and interest on all of the Debt Securities of all series in accordance with the terms of each series, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture with respect to each series or established with respect to such series pursuant to Section 2.1 of the Indenture to be kept or performed by the Company.

2. This Second Supplemental Indenture shall become operative and effective upon the merger of Arvin with and into the Company, as contemplated by the Merger Agreement.

3. Pursuant to Section 9.3 of the Indenture, (i) the Indenture is modified in accordance with the provisions of this Second Supplemental Indenture,
        (ii) this Second Supplemental Indenture forms a part of the Indenture for all purposes, and (iii) every holder of Debt Securities heretofore or hereafter authenticated and delivered under the Indenture and of any coupons appertaining thereto is bound by this Second Supplemental Indenture.

4. References to the Indenture, including all such references in Debt Securities of any series heretofore or hereafter authenticated and delivered under the Indenture, need not contain any reference to this Second Supplemental Indenture, but all references to the Indenture dated as of January 28, 1997 between Arvin and the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 28, 1997, between Arvin and the Trustee, shall be deemed to refer to the Indenture as modified in accordance with this Second Supplemental Indenture. References in the Indenture to the Company (as defined in the Indenture) shall be deemed to be references to the Company (as defined herein).

5. All capitalized terms used in this Second Supplemental Indenture and not defined herein shall have the respective meanings set forth in the Indenture. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

6. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

7. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

8. This Second Supplemental Indenture may be executed in one or more separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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9.      The recitals herein contained are made by the Company and not by the
        Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                               ARVINMERITOR, INC.



                               By:    /s/ Vernon G. Baker, II
                                      ----------------------------------
                               Name:  Vernon G. Baker, II
                               Its: Senior Vice President, General Counsel And Secretary


                               WILMINGTON TRUST COMPANY, not in its
                               individual capacity but solely as Trustee



                               By:    /s/ C. Paglia
                                      -----------------------------------
                               Name:  Charlotte Paglia
                               Its:   Financial Services Officer


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STATE OF MICHIGAN     )
                              ) SS:
COUNTY OF OAKLAND     )


           On the 5th day of July, 2000, before me personally came Vernon G. Baker, II, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President, General Counsel and Secretary of ARVINMERITOR, INC., one of the corporations described in and which executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 5th day of July, 2000.



                                     /s/ Laura J. Thomas
                                     -------------------------------
                                     Notary Public

                                     Laura J. Thomas
                                     Notary Public, Macomb County, MI
                                     Acting in Oakland County, MI
                                     My Commission Expires Jan. 24, 2002



STATE OF DELAWARE     )
                              ) SS:
COUNTY OF NEWCASTLE   )


           On the 5th day of July, 2000, before me personally came Charlotte Paglia to me known, who, being by me duly sworn, did depose and say he is Financial Services Officer of WILMINGTON TRUST COMPANY, one of the corporations described in and which executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 5th day of July, 2000.



                                       /s/ Christine L. Migliocco
                                       -------------------------------------
                                       Notary Public

                                       Christine L. Migliocco
                                       Notary Public
                                       My Commission Expires Jan. 13, 2004

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